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                               EXHIBIT (3)(j)(1)

                 FORM OF AMENDMENT TO PRINCIPAL UNDERWRITING
                                   AGREEMENT
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                 AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT


Amendment to the Principal Underwriting Agreement, dated as of March 1, 2001, by and between AFSG Securities Corporation and Transamerica Life Insurance Company of New York (the "Agreement").

Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   EXHIBIT A

                            Separate Account VA GNY
                            Separate Account VA HNY
                            Separate Account VL BNY
                            Separate Account VA-5NY
                            Separate Account VA-6NY
                            Separate Account VA-2LNY

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  May 1, 2002


AFSG Securities Corporation

By:    ______________________________
       Lisa A. Wachendorf

Title: Vice President and
       Chief Compliance Officer


TRANSAMERICA LIFE INSURANCE
COMPANY OF NEW YORK

By:    ______________________________
       Ronald L. Ziegler

Title: Vice President